EXHIBIT 99.1

Release    News Release    News Release    News Release    NewsRelease    News

[LOGO OF AMERICAN EXPRESS COMPANY]
                                           American Express Company
                                           200 Vesey Street
                                           New York, New York 10285

                                 Contact:  Tony Mitchell
                                           212-640-9668
                                           anthony.a.mitchell@aexp.com

FOR IMMEDIATE RELEASE

                          AMERICAN EXPRESS ANNOUNCES
                        INCREASE IN QUARTERLY DIVIDEND


     NEW YORK - May 21, 2003 -- The board of directors of American Express Company today approved a $0.02 or 25 percent increase in the quarterly dividend on the company's common stock to $0.10 a share from $0.08 a share, payable August 8, 2003 to shareholders of record on July 3, 2003.

     Kenneth I. Chenault, Chairman and Chief Executive Officer, said, "The steps we've taken over the last two years to reduce expenses, strengthen our risk profile and increase investments in growth initiatives have allowed us to deliver solid and consistent earnings results. The dividend increase we are announcing today reflects the strong overall competitive position of our business and our solid underlying capital structure."

     The last increase in the common stock dividend at American Express was on May 10, 2000, when the dividend was adjusted for a 3-to-1 stock split.

     American Express Company (www.americanexpress.com), founded in 1850, is a global travel, financial and network services provider.